Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 28, 2016 with respect to the consolidated financial statements of Benitec Biopharma Limited included in the Form 20 - F for the year ended June 30, 2016, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference of the aforementioned report in this Registration Statement and to the use of our name as it appears under the caption “Experts”.

GRANT THORNTON AUDIT PTY LTD

Chartered Accountants

Sydney NSW Australia

1 June 2017